Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month Period Ended March 31, 2016

NEWARK, NJ, May 13, 2016—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month period ended March 31, 2016. “We have positioned ourselves as a leading national provider of smart building products and services to small and mid-sized businesses,” said Adam Procell, Lime Energy President & CEO. “Our innovative intelligent efficiency solutions help usher these customers into the clean energy economy, while solving critical environmental challenges facing utilities and their regulators.”

Results for the Three-Month Period ended March 31, 2016

(All comparisons are to the first quarter of 2015)

•                  Consolidated revenue from continuing operations increased $4.8 million, or 26.5%, to $23.1.

•                  Gross profit increased $1.4 million, or 26.2%, to $6.9 million. Gross profit margin decreased slightly from 30.1% to 30.0%.

•                  Selling, general and administrative expenses increased $4.2 million, or 72.2%, to $10.0 million. With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue increased to 43.2% for first quarter 2016, as compared to 31.7% for the same period in 2015.

•                  Net loss was $7.3 million, compared to net loss of $2.1 million for the first quarter of 2015.

•                  Basic and diluted loss per share increased from $0.25 to $0.80. The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits, SEC investigation, acquisition costs, and loss on extinguishment of debt contributed $0.25 and $0.24 to the basic and diluted loss per share for the three-month periods ended March 31, 2016 and 2015, respectively.

•                  Adjusted EBITDA loss increased to negative $4.8 million compared to negative $2.0 million for the first quarter of 2015. As defined by the Company, Adjusted EBITDA includes acquisition costs, legal expenses related to our July 2013 restatement, stockholder lawsuits, SEC investigation, and loss on extinguishment of debt. Our Adjusted EBITDA excluding such expenses was negative $2.4 million for the first quarter of 2016, as compared to positive $222 thousand for the first quarter of 2015.*

* Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights

•                  During the first quarter of 2016 we were awarded the small business energy efficiency program with Oncor in Texas, a new utility client.

•                  We were awarded the small business energy efficiency program with AEP Kentucky, a new utility territory for an existing client (we have been serving AEP Ohio since 2013).

•                  We were awarded the LADWP Commercial Direct Install Program under a re-compete, with expanded measures and customer eligibility.

•                  We deployed a new technology platform to manage the small business energy efficiency programs of NYSEG and RG&E in New York, which we were awarded late in 2015 under a re-compete.

•                  We expanded our team in Massachusetts to serve the Eversource small business energy efficiency program where we were awarded new territories for 2016.

•                  During the hold period prior to starting the new contract with LADWP, we utilized our LADWP team to serve the community in various volunteer initiatives. These included community gardens and clean-ups as well as working with at-risk youth in mentoring programs.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

($ Thousands, except per share amounts)

	Three Months Ended
	March 31,		Change
	2016	2015	$	%
Revenue	$23,149	$18,299	$4,850	26.5%
Cost of sales	16,212	12,800	3,412	26.7%
Gross profit	6,937	5,499	1,438	26.2%
Selling, general and administrative expenses	9,998	5,806	4,192	72.2%
Acquisition costs	218	694	(476)	-68.6%
Amortization of intangibles	335	31	304	980.6%
Operating loss	(3,614)	(1,032)	(2,582)	250.2%
Other expense	(3,708)	(2,250)	(1,458)	64.8%
Loss from continuing operations before income taxes	(7,322)	(3,282)	(4,040)	123.1%
Income tax benefit (expense)	(6)	1,246	(1,252)	-100.5%
Loss from continuing operations	(7,328)	(2,036)	(5,292)	259.9%
Loss from operation of discontinued business	(12)	(63)	51	-81.0%
Net loss	$(7,340)	$(2,099)	$(5,241)	249.7%
Basic and Diluted Loss Per Common Share From Continuing operations	(0.80)	(0.24)	(0.56)	233.3%
Discontinued operations	0.00	(0.01)	0.01	-100.0%
Total	$(0.80)	$(0.25)	$(0.55)	220.0%
Weighted Average Common Shares Outstanding	9,625	9,503
Adjusted EBITDA	$(4,768)	$(2,019)	$(2,749)	136.2%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, from time to time, we use certain non-GAAP financial measures in evaluating and discussing the Company’s results and performance. We believe that these non-GAAP measures supplement the readers’ understanding of our financial performance by providing our stockholders and investors with additional information to evaluate our operating performance using criteria used by our management in evaluating our performance in comparison to prior results.

As presented, Adjusted EBITDA excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure. Below is reconciliation of Adjusted EBITDA to net income (loss):

	Three Months Ended March 31,
	2016	2015
Net loss	(7,340)	(2,099)
Interest expense, net	900	25
Depreciation & amortization	617	208
Income tax expense (benefit)	6	(1,246)
EBITDA	(5,817)	(3,112)
Share based compensation	281	225
(Income) loss from operation of discontinued business	12	63
Loss from change in derivative liability	756	805
Adjusted EBITDA	$(4,768)	$(2,019)
Costs related to restatement activities, defense of stockholder lawsuits, and other	129	127
Acquisition costs	218	694
Extinguishment of debt	2,052	1,420
Special items	2,399	2,241
Adjusted EBITDA excluding special items	$(2,369)	$222

About Lime Energy Co.

Lime Energy is building a new energy future. As a leading national provider of energy efficiency for utilities’ small business customers, Lime Energy designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals. Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction. This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

Additional information regarding the results for the three-month period ended March 31, 2016, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR at www.sec.gov.

Conference Call Information

Lime Energy will host a conference call with investors today, May 13, 2016, at 4:30 p.m. ET to discuss these results which can be accessed as follows:

North America: (866) 430-2032

International: (704) 908-0415

Passcode: 96934442

A live audio webcast will be available through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson Reuters StreetEvents Network. Institutional investors can access the call via Thomson Reuters’ StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Mary Colleen Brennan

(201) 416-2575

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. You can identify these forward-looking statements by the use of words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such risk factors are incorporated herein by reference.